UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: March 31, 2023
(Date of earliest event reported)

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-12507	22-2448962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Glen Street	Glens Falls	New York	12801
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:			518	745-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $1.00 per share	AROW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 3, 2023, Arrow Financial Corporation (the “Company”) received a notice from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”) that the Company is noncompliant with the periodic filing requirements for continued listing set forth in Nasdaq Listing Rule 5250(c)(1) (the “Rule”) as a result of its failure to file its Annual Report on Form 10-K for the year ended December 31, 2022 (the “Untimely Form 10-K”) with the Securities and Exchange Commission (the “SEC”) by the required due date (the “Nasdaq Notice”).
As previously reported by the Company in its Notification of Late Filing on Form 12b-25, filed with the SEC on March 16, 2023, as amended on March 31, 2023, the Company was unable to timely file the Untimely Form 10-K without unreasonable effort or expense. The Company intends to submit the Untimely Form 10-K as soon as practicable.
The Company is required to submit a plan, within 60 calendar days of receiving the Nasdaq Notice, or by June 2, 2023, which outlines the steps the Company expects to take to become compliant with the Rule. If Nasdaq accepts the Company’s plan, Nasdaq may grant an exception of up to 180 calendar days from the due date of the Untimely Form 10-K, as extended by Rule 12b-25, or by September 27, 2023, to regain compliance. However, there can be no assurance that Nasdaq will accept the Company’s plan to regain compliance or that the Company will be able to regain compliance within any extension period granted by Nasdaq. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq hearings panel.
The Nasdaq Notice has no immediate effect on the listing or trading of the Company’s shares of common stock, though Nasdaq will broadcast an indicator over its market data dissemination network noting the Company's noncompliance. If the Company remains noncompliant with the Rule at the end of the 180-day exception period, the Company’s shares of common stock will be subject to delisting from Nasdaq.

Forward-Looking Statements
The information contained herein may contain statements that are not historical in nature but rather are based on management’s beliefs, assumptions, expectations, estimates and projections about the future. These statements may be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk. In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication. Factors that could cause or contribute to such differences include, but are not limited to, those included in our prior SEC filings and the following: (i) the timing and results of the completion of the required procedures and documentation related to internal controls and the completion of audit procedures by our independent registered public accounting firm; (ii) the possibility that the Company and the Company’s independent registered public accounting firm may identify errors or control deficiencies with respect to the Company’s internal controls over financial reporting; (iii) the Company's ability to remediate any deficiencies or material weaknesses that may be identified; and (iv) the Company’s ability to file its Form 10-K and future SEC reports on a timely basis. The Company undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events. This filing should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and other filings with the SEC.

Item 7.01. Regulation FD Disclosure.
On April 5, 2023, the Company issued a press release related to the information described in Item 3.01 above (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 hereto.

The information set forth in Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
Exhibit No.     Description
99.1     Arrow Financial Corporation Press Release dated April 5, 2023
104         Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION
Registrant

Date:	April 5, 2023	/s/ Penko Ivanov
Penko Ivanov Chief Financial Officer